Exhibit 5


                          NUTTER, McCLENNEN & FISH, LLP

                                ATTORNEYS AT LAW

                             ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2699

               TELEPHONE:  617-439-2000     FACSIMILE:  617-973-9748

CAPE COD OFFICE                                              DIRECT DIAL NUMBER
HYANNIS, MASSACHUSETTS


                                 August 28, 1997

CareMatrix Corporation
197 First Avenue
Needham, Massachusetts  02194

Gentlemen/Ladies:

         Reference is made to the registration statement on Form S-8 (the "Registration Statement") which CareMatrix Corporation (the "Company") is filing concurrently herewith with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the resale of an aggregate of 11,800 shares (the "Shares") of the Company's Common Stock, $0.05 par value (the "Common Stock") issued pursuant to the Company's Amended and Restated 1991 Combination Stock Option Plan, as amended and restated to date (the "1991 Plan").

         We acted as legal counsel for the Company in connection with the adoption of the June 16, 1997 amendment and restatement of the 1991 Plan and are familiar with the Company's Certificate of Incorporation, as amended and restated to date, and By-Laws, as amended to date, and have examined such other documents as we deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that:

         The Shares, when sold pursuant to the Registration Statement, will, when sold, be legally issued, fully paid and non-assessable.

         We understand that this opinion letter is to be used in connection with the Registration Statement and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement and of any amendments thereto. It is understood that this opinion letter is to be used in connection with the offer and sale of the aforesaid shares only while the Registration Statement, as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act, is effective under the Securities Act.

                                                   Very truly yours,


                                               /s/ Nutter, McClennen & Fish, LLP
                                               ---------------------------------
                                                   Nutter, McClennen & Fish, LLP
MJB/ASG/